UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Charles& Colvard, Ltd
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CHARLES & COLVARD®

THE ORIGINAL CREATED MOISSANITE™

170 Southport Drive
Morrisville, North Carolina 27560
(919) 468-0399

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 17, 2017

To the Shareholders of Charles & Colvard, Ltd.:

Notice is Hereby Given that the Annual Meeting of Shareholders of Charles & Colvard, Ltd. will be held at the offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Wednesday, May 17, 2017, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect five nominees described in the proxy statement to the Board of Directors;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017;

3.	To vote, on an advisory (nonbinding) basis, to approve executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2017 as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

By order of the Board of Directors,

Neal I. Goldman
Executive Chairman

April 19, 2017

A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU RETURN YOUR CARD AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

170 Southport Drive
Morrisville, North Carolina 27560
(919) 468-0399

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on May 17, 2017:

The Notice of Annual Meeting of Shareholders, Proxy Statement, Form of Proxy, and 2016 Annual Report to Shareholders are available at http://proxy.charlesandcolvard.com.

This proxy statement is furnished to the shareholders of Charles & Colvard, Ltd. in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our company’s 2017 Annual Meeting of Shareholders (the “Annual Meeting”) and all adjournments thereof. The Annual Meeting will be held at the offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Wednesday, May 17, 2017 at 10:00 a.m., Eastern Daylight Savings Time, to conduct the following business and such other business as may be properly brought before the meeting: (1) to elect five nominees described in this proxy statement to the Board of Directors; (2) to ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the year ending December 31, 2017; and (3) to vote, on an advisory (nonbinding) basis, to approve executive compensation.

The Board of Directors recommends that you vote (1) FOR the election of the director nominees listed in this proxy statement, (2) FOR ratification of the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2017, and (3) FOR the approval of executive compensation.

This proxy statement and the accompanying proxy card are first being delivered to shareholders on or about April 19, 2017.

Voting Securities

Our common stock, no par value per share, is our company’s only outstanding voting security. The Board of Directors has fixed the close of business on March 31, 2017 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Accordingly, each holder of record of common stock as of the record date is entitled to one vote for each share of common stock held. Shareholders do not have cumulative voting rights. As of March 31, 2017, there were 21,629,685 shares of common stock outstanding.

Voting Procedures

The holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for purposes of voting on a particular matter and conducting business at the Annual Meeting. Votes “for” and “against,” abstentions, shares that are withheld as to voting with respect to one or more of the director nominees, and shares held by a broker, as nominee, that are voted at the discretion of the broker on any matter will be considered to be present for purposes of determining whether a quorum exists. If a quorum is present at the beginning of the Annual Meeting, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Brokers who are members of the New York Stock Exchange (the “NYSE”) and who hold shares of our common stock in street name for beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the rules of the NYSE, the proposal to ratify the appointment of the independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items. The proposal to elect directors and the proposal to approve executive compensation are “non-discretionary” items. Therefore, brokers that have not received voting instructions from beneficial owners with respect to these proposals may not vote in their discretion on behalf of such beneficial owners.

Under North Carolina law and our Bylaws, and assuming the existence of a quorum, directors are elected by a plurality of the votes cast by the shares of common stock present in person or by proxy and entitled to vote in the election of directors. Shares that are withheld as to voting with respect to a director nominee and shares held of record by a broker, as nominee, that are not voted will not be counted for purposes of electing directors.

Under our Bylaws, the proposal to ratify the appointment of BDO as the independent registered public accounting firm for the year ending December 31, 2017 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voted against the proposal. Abstentions and broker non-votes will not count as votes cast and will not affect the outcome of this proposal.

With respect to the advisory (nonbinding) vote to approve executive compensation, such proposal will be approved if the votes cast for approval exceed the votes cast against approval for such proposal. Because the votes to approve executive compensation are advisory, your vote will not be binding upon the Board of Directors, your vote will not overrule any decision by the Board of Directors, and your vote will not create or imply any additional fiduciary duties on the Board of Directors or any of its members. However, the Compensation Committee of the Board of Directors will take into account the outcome of the votes when considering future executive compensation arrangements. Abstentions and broker non-votes will not be counted for purposes of determining whether the proposal has received sufficient votes for approval.

Under North Carolina law, our shareholders are not entitled to appraisal rights with respect to any of the proposals in this proxy statement.

Voting of Proxies

The shares represented by the accompanying proxy card and entitled to vote will be voted if the proxy card is properly signed and received by our Corporate Secretary prior to the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted “for” the election of the persons nominated to serve as the directors of our company and named in this proxy statement, “for” the proposal to ratify the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2017, “for” the approval of executive compensation, and in such manner as the proxies named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to our Corporate Secretary, by attending the Annual Meeting and giving notice of his or her intention to vote in person, or by executing and delivering to us a proxy bearing a later date.

Expenses of Solicitation

We will bear the entire cost of the solicitation of proxies from our shareholders. Following the mailing of this proxy statement and the accompanying proxy card, our directors, officers, and employees may solicit proxies on behalf of our company in person, by telephone, or by other electronic means. We may reimburse persons holding shares for others in their names or in those of their nominees for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board of Directors, as provided by North Carolina law and our Bylaws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our operations at meetings of the Board, through reports and analyses prepared by our management, and in discussions with our management.

Our Bylaws currently provide that the Board of Directors shall consist of not less than five nor more than 10 members and that at any time that it consists of nine or more members, the terms shall be staggered. The five persons named below have been recommended by our Nominating and Governance Committee and approved by the Board to be nominated as candidates to serve on the Board of Directors until the 2018 Annual Meeting of Shareholders or until his or her successor is elected and qualified, or until his or her death, resignation, removal, or disqualification or until there is a decrease in the number of directors. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to us by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the proxies named on the enclosed proxy card will vote for such other nominees and substitute nominees as designated by the Board of Directors.

Nominees for Election as Directors

Name	Age	Position(s) with Charles & Colvard, Ltd.	Director Since
Neal I. Goldman	72	Executive Chairman of the Board	June 2014
Anne M. Butler	68	Director	June 2012
Jaqui Lividini	55	Director	August 2015
Suzanne Miglucci	56	Director, President and Chief Executive Officer	August 2015
Ollin B. Sykes	66	Director	May 2008

Neal I. Goldman has served as a director of our company since June 2014 and as Executive Chairman of the Board since January 2015. Mr. Goldman has served as President of Goldman Capital Management, Inc., an investment advisory firm, since he founded the firm in 1985. Prior to that, Mr. Goldman was an analyst and portfolio manager at Shearson/American Express Inc. Mr. Goldman served on the Board of Directors of Blyth, Inc. (NYSE: BTH), a multi-channel company focused on the direct-to-consumer market, and includes in its portfolio two direct sales companies, PartyLite Gifts, Inc. (“PartyLite”) and ViSalus Sciences. Since August 2012, Mr. Goldman has served on the Board of Imageware Systems, Inc. (OTCQB: IWSY), a leading company in the emerging market for biometrically enabled software-based identity management solutions.  Our Board has determined that Mr. Goldman’s extensive experience with the investment advisory industry, including his service as President of Goldman Capital Management, Inc., qualifies him to serve on the Board of Directors.

Anne M. Butler has served as a director of our company since June 2012. Ms. Butler has successfully run global businesses for Avon Products, Inc. (“Avon”), Aloette Cosmetics, Mary Kay Cosmetics, Inc. (“Mary Kay”), and PartyLite. She currently serves as a Director of AdvoCare International. Ms. Butler started her career with Avon, where she held a variety of progressive assignments across marketing, sales, new market expansion, and new business development while serving as Director of Marketing in Spain, Vice President of Avon Fashions in Brazil, and as General Manager, Avon Fashions for Continental Europe. At Mary Kay, Ms. Butler served as President of the Western and Central Europe business and subsequently successfully expanded the European business at PartyLite where she advanced to President, PartyLite International. Ms. Butler was appointed Worldwide President of PartyLite in May 2007, a position she held until January 2012. Since then, Ms. Butler has served as CEO of Butler Advisors, a consulting firm specializing in strategic and operational advising to private equity, venture capital, and institutional investors on direct selling acquisitions and management. She also served on the Board of ViSalus Sciences. Our Board has determined that Ms. Butler’s leadership in several public companies, as well as her background in marketing and global operations, qualifies her to serve on the Board of Directors.

Jaqui Lividini has served as a director of our company since August 2015. Ms. Lividini has served as Chief Executive Officer and Founding Partner of Lividini & Co., a brand strategy company that specializes in brand development and marketplace positioning, engagement marketing, and retail strategy, since May 2005. Previously, Ms. Lividini served as Senior Vice President Fashion Merchandising & Communications at Saks Fifth Avenue from May 1999 to August 2004. Ms. Lividini also serves as Chairman of the Board of Women In Need, Inc., a non-profit organization that provides housing, programs, and critical services to New York City’s homeless mothers and their children, and serves on the Board of Trustees of the Fashion Institute of Technology, an internationally recognized college for fashion, design, art, communications, and business. Our Board has determined that Ms. Lividini’s years of brand marketing experience in the fashion, retail, and luxury industries qualify her to serve on the Board of Directors.

Suzanne Miglucci has served as our President and Chief Executive Officer since December 2015 and as a director of our company since August 2015.  Prior to joining us, Ms. Miglucci served as Chief Marketing Officer of ChannelAdvisor Corporation (“ChannelAdvisor”), an e-commerce software-as-a-service solution provider, from June 2012 to November 2015, where she oversaw marketing, product management, client services, and business operations. Prior to joining ChannelAdvisor, Ms. Miglucci served as Senior Director, Global Procurement Solution Marketing, at SAP, a worldwide leader of Enterprise Resource Planning solutions, from November 2010 to March 2012. Prior to her time at SAP, Ms. Miglucci served as a Strategic Marketing Consultant for Miglucci on Marketing, LLC, a marketing consultant company, from January 2010 to November 2010. Ms. Miglucci has also held executive positions at SciQuest, Inc., MicroMass Communications, and Arsenal Digital Solutions. Our Board has determined that Ms. Miglucci’s extensive marketing background working with public and private technology companies, particularly with global footprints, qualify her to serve on the Board of Directors.

Ollin B. Sykes has served as a director of our company since May 2008. Since 1984, he has served as the President of Sykes & Company, P.A., a regional accounting firm specializing in accounting, tax, and financial advisory services. Mr. Sykes earned his Bachelor of Science degree in accounting at Mars Hill College and is a Certified Public Accountant, a Certified Information Technology Professional, and a Certified Management Accountant. Mr. Sykes served as a director of Hampton Roads Bankshares, Inc. (NASDAQ: HMPR), a financial holding company operating in North Carolina, Maryland eastern shore, and Virginia, from December 2008 until December 31, 2010. He served as a director of Bank of Hampton Roads, a wholly owned subsidiary of Hampton Roads Bankshares, Inc. from January 2011 until June 2016. Our Board has determined that Mr. Sykes’s background in accounting and finance and his accounting certifications qualify him to serve on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Independent Directors

In accordance with the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with NASDAQ Rule 5605(a)(2). The Board has determined that current directors Ms. Butler, Mr. Goldman, Ms. Lividini, and Mr. Sykes are independent directors in accordance with applicable NASDAQ listing rules. Additionally, our Board determined that George R. Cattermole, who did not stand for re-election at our 2016 Annual Meeting of Shareholders, qualified as an independent director during the time in which he served. The Board performed a review to determine the independence of its members and made a subjective determination as to each member that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board reviewed the information provided by the directors with regard to each individual’s business and personal activities as they may relate to us and our management.

Meetings of the Board of Directors

Pursuant to our Corporate Governance Standards, all directors are expected to attend meetings of the Board and their assigned committees. The Board of Directors meets on a regularly scheduled basis and met 12 times during the year ended December 31, 2016. Each incumbent director attended 75% or more of the aggregate of the number of meetings of the Board held during the period that individual was a director and the number of meetings of committees on which that director served that were held during the period of that director’s service. We also expect all directors to attend each annual meeting of shareholders. Five directors, comprising all of the nominees for election at the 2016 Annual Meeting of Shareholders, attended the 2016 Annual Meeting of Shareholders.

Board Leadership Structure

Currently, Ms. Miglucci serves as our Chief Executive Officer and Mr. Goldman serves as our Executive Chairman.  The Executive Chairman is not an employee of our company.  The Board of Directors has determined that it is in the best interest of our company for our Executive Chairman to be an independent director at this time. The Board believes that having an independent Executive Chairman furthers the Board’s goal of providing effective, independent leadership and oversight of our company.  The Executive Chairman’s responsibilities include establishing Board meeting agendas in collaboration with our Chief Executive Officer and presiding at meetings of the Board and shareholders.  The Executive Chairman is also tasked with working closely with senior management of our company regarding business strategy and the effective achievement of objectives and strategy following presentation to and approval by the Board. The Chief Executive Officer has general supervision, direction, and control of the business and affairs of our company in the ordinary course of its business.

To ensure free and open discussion and communication among the non-management directors, such directors meet regularly in executive session in conjunction with regularly scheduled meetings of the Board. The director who presides at these meetings is chosen by the independent directors. Executive sessions of the independent directors are to occur at least four times a year.

Board’s Role in Risk Oversight

We operate in a complex environment and are subject to a number of significant risks. The Board of Directors works with our senior management to manage the various risks we face. The role of the Board is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage, and mitigate the risks that we face. As part of its oversight role, the Board regularly discusses, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Nominating and Governance Committee evaluates whether the composition of the Board of Directors is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities. These discussions enable the Board to monitor our risk exposure and evaluate our risk mitigation efforts.

Standing Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee as standing committees of the Board. Each of these committees is governed by a formal written charter approved by the Board, copies of which are available on our website at http://ir.charlesandcolvard.com/governance. Each committee is composed solely of independent directors. The following is a brief description of the responsibilities of each of these standing committees and their composition.

Audit Committee

The Audit Committee represents and assists the Board in its general oversight of our company’s accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions. The Audit Committee has the authority to, among other things, (i) appoint an independent registered public accounting firm to serve as our external auditor; (ii) review and discuss with such auditor the scope, timing, and results of its audit; (iii) review and discuss with management and the independent registered public accounting firm our internal control over financial reporting and related reports; (iv) review and approve in advance all “related person” transactions, as that term is defined in Item 404 of Regulation S-K; and (v) review our annual financial statements and approve their inclusion in our Annual Report on Form 10-K. The Audit Committee, which held four meetings in 2016, is currently composed of Mr. Sykes (Chairperson), Ms. Butler, and Mr. Goldman.

The Board of Directors has determined that each of the members of the Audit Committee is an independent director in accordance with applicable NASDAQ listing rules and the additional independence rules for audit committee members promulgated by the Securities and Exchange Commission (the “SEC”). Each member is able to read and understand fundamental financial statements, including our company’s balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. Sykes and Mr. Goldman are “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Compensation Committee

The Compensation Committee carries out the overall responsibility of the Board relating to executive compensation, evaluation, and development. The Compensation Committee has the authority to, among other things, (i) review and approve the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive compensation, and equity compensation; (ii) review and approve the evaluation process and compensation structure for our officers and approve their annual compensation, including salary, bonus, incentive compensation, and equity compensation, and any special or supplemental benefits; (iii) review, approve and when appropriate, recommend to the Board for approval, incentive and equity compensation plans, which includes the ability to adopt, amend and terminate such plans; and (iv) evaluate and make recommendations to the Board concerning the compensation for directors, including if applicable, equity-based compensation. Each of the members of the Compensation Committee is an independent director in accordance with NASDAQ listing rules.  The Compensation Committee, which held five meetings in 2016, is currently composed of Mr. Goldman (Chairperson), Ms. Butler, and Mr. Sykes.  Although the Compensation Committee may delegate authority to subcommittees to fulfill its responsibilities when appropriate, no such authority was delegated during 2016.

The Compensation Committee did not engage an outside compensation consultant and did not consult with any executive officer in setting 2016 director compensation. In setting 2016 executive compensation, the Compensation Committee did not engage an outside compensation consultant, but received input from the Chief Executive Officer in setting base salaries for executive officers and input from the Chief Executive Officer regarding a structure and potential payout amounts under the Charles & Colvard, Ltd. 2016 Senior Management Equity Incentive Program (the “2016 Program”) for executive officers.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other things, (i) screening and recommending qualified candidates for election and appointment to the Board; (ii) recommending to the Board from time to time an appropriate organizational structure (including size and composition) for the Board; (iii) monitoring the independence of the Board and ensuring that the requisite number of directors serving on committees of the Board meet applicable independence requirements and assisting the Board in making related determinations; (iv) reviewing from time to time the appropriate qualifications, skills, and characteristics required of directors; (v) developing procedures to receive and evaluate Board nominations received from shareholders and other third parties; (vi) periodically reviewing and reassessing the adequacy of our company’s corporate governance; conflicts of interest; and business ethics policies, principles, codes of conduct, and guidelines; and formulating and recommending any proposed changes to the Board; and (vii) conducting an annual review of the effectiveness of the Board and its committees and presenting its assessment to the full Board. Each of the members of the Nominating and Governance Committee is an independent director in accordance with NASDAQ listing rules. The Nominating and Governance Committee, which held two meetings in 2016, is currently composed of Ms. Butler (Chairperson), Mr. Goldman, and Ms. Lividini.

Director Nominations

Our Bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at our Annual Meeting of Shareholders. These provisions state that nominations for election as a director must be made in writing and be delivered to or mailed and received at our principal executive office not fewer than 60 days and not more than 90 days prior to the anniversary date of the notice date with respect to the previous year’s annual meeting of shareholders. In the case of a special meeting or an annual meeting that is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, notice must be received no earlier than 90 days prior to such annual meeting or special meeting and no later than 60 days prior to such annual meeting or special meeting, or the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The Chief Executive Officer will provide the Nominating and Governance Committee with a copy of any such notification received by us from a shareholder purporting to nominate a candidate for election as a director. Any shareholder wishing to submit a nomination for a director of our company should send the nomination to the Chief Executive Officer, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.

When submitting a nomination to us for consideration by the Nominating and Governance Committee, a shareholder must provide the following minimum information for each director nominee: (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between the shareholder (or the beneficial owner, if any, on whose behalf such nomination is made) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected), and (vi) such additional information relating to such person as is deemed sufficient by the Board to establish that the person meets all minimum qualification standards or other criteria to serve as a director as may have been established by the Board or applicable law or listing standard. The shareholder also must provide the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting. Shareholder nominations for a director must be made in a timely manner and otherwise in accordance with our Bylaws and applicable law.

It is the policy of our company and the Nominating and Governance Committee to evaluate suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members, shareholders, and third parties. Criteria used by the Nominating and Governance Committee in its evaluation of all candidates for nomination are set forth in our Corporate Governance Standards and include, but are not limited to (i) judgment, character, expertise, skills, and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, ages, experiences, and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the candidate’s expertise, skills, knowledge, and experience with that of other Board members will build a Board that is effective, collegial, and responsive to the needs of our company. After this evaluation process is concluded, the Nominating and Governance Committee recommends nominees to the Board for further consideration and approval.

No fees have been paid to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Shareholder Communication with the Board

As set forth in our Corporate Governance Standards, it is the policy of our company and the Board to encourage free and open communication between shareholders and the Board. Any shareholder wishing to communicate with the Board should send any communication to the Corporate Secretary, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the shareholder making the communication. Our Corporate Secretary will generally forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This process is intended to provide shareholders one means of communicating with directors and is not intended to be exclusive.

Codes of Conduct

The Board of Directors has adopted two separate codes of conduct: a Code of Ethics for Senior Financial Officers that applies to persons holding the offices of the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer of our company, and a Code of Business Conduct and Ethics that applies to all of our officers, directors, agents, and representatives (including consultants, advisors, and independent contractors). Each code is available on our website at http://ir.charlesandcolvard.com/governance. We intend to satisfy the disclosure requirement regarding any material amendment to a provision of either code that applies to the Chief Executive Officer, Chief Financial Officer, Treasurer, and Principal Accounting Officer by posting such information on our website. Any amendments or waivers of either code for any executive officer or director must be approved by the Board and will be publicly disclosed either by posting such amendment or waiver on our website at http://ir.charlesandcolvard.com/sec or by filing a Form 8-K with the SEC, along with the reasons for the waiver, if applicable.

CERTAIN TRANSACTIONS

During 2016, we were not a participant in or a party to any related person transactions requiring disclosure under the SEC’s rules.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2016, the Audit Committee:

•	reviewed and discussed the audited financial statements for the year ended December 31, 2016 with management and BDO USA, LLP, our independent registered public accounting firm;

•	discussed with BDO USA, LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and

•
received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and discussed with BDO USA, LLP its independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

This Report is submitted by the Audit Committee.
Mr. Ollin B. Sykes, Chairperson
Ms. Anne M. Butler
Mr. Neal I. Goldman

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Executive officers are appointed by the Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification. The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers. Information regarding Ms. Miglucci is included in the director nominee profiles set forth above.

Name	Age	Title	Executive Officer Since
Suzanne Miglucci	56	President and Chief Executive Officer	December 2015
Clint J. Pete	55	Interim Chief Financial Officer, Corporate Controller, and Treasurer	December 2016

Clint J. Pete was appointed as our Interim Chief Financial Officer effective as of December 2, 2016.  Mr. Pete has served as our Corporate Controller since June 2016. Prior to joining our company, Mr. Pete most recently served as Director of Business Planning for Oracle Corporation, a cloud application company, from June 2013 to May 2016.  Prior to his employment with Oracle Corporation, Mr. Pete served as Business Unit Controller, Global Signaling Solutions of Tekelec, a telecommunications company, from May 2011 to May 2013. At Tekelec, Mr. Pete also previously served as Global Revenue Controller.  Prior to his employment with Tekelec, Mr. Pete served as Vice President of Finance and Controllers at Qualex Inc., a Kodak company. Before joining Qualex Inc., Mr. Pete held various management positions at Ernst & Young, LLP, an international public accounting firm. Mr. Pete holds a Bachelor of Business Administration degree in Accounting and Finance from Texas Tech University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

The following tables and narrative discussion summarize the compensation we paid for services in all capacities rendered to us during the years ended December 31, 2016 and 2015 by our principal executive officer and all other “named executive officers” during fiscal 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Suzanne Miglucci	2016	$347,885		$-		$136,500	(3)	$-		$17,691	(4)	$502,076
President and Chief Executive Officer (2)	2015	22,413	(5)	$75,000	(6)	-		226,711	(7)	-		324,124
Clint J. Pete	2016	99,718		-		-		14,047		-		113,765
Interim Chief Financial Officer and Corporate Controller(8)
Kyle S. Macemore	2016	292,168		-		68,250	(10)	-		15,410	(11)	375,828
Former Senior Vice President and Chief Financial Officer(9)	2015	265,192	(12)	-		89,460	(13)	34,070		15,938	(14)	404,660
Steven M. Larkin	2016	311,539		-		68,250	(10)	-		19,973	(16)	399,762
Former Chief Revenue Officer(15)	2015	300,000		-		85,200	(13)	34,070		19,221	(17)	438,491

(1)
The amounts shown in these columns reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”), of the restricted stock awards or option awards, as applicable, granted to each of our named executive officers. The assumptions made in determining these values are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 10, 2017.

(2)
Ms. Miglucci was appointed as a member of our Board on August 18, 2015 and as our President and Chief Executive Officer on December 1, 2015.  During Ms. Miglucci’s service as our President and Chief Executive Officer, she did not receive compensation for her service on our Board.

(3)	Pursuant to ASC Topic 718, the aggregate grant date fair value of this performance-based award to Ms. Miglucci was $136,500 assuming that the highest level of performance conditions had been achieved.

(4)	Includes $17,691 of long-term disability insurance and life insurance premiums.

(5)
Includes $18,038 received as salary for service as our President and Chief Executive Officer and $4,375 cash compensation for Board retainer fees received in 2015 prior to becoming our President and Chief Executive Officer.

(6)	Ms. Miglucci’s employment agreement entitled her to a one-time signing bonus of $75,000.

(7)
Includes an option award with a grant date fair value of $201,270 received in connection with Ms. Miglucci’s appointment as our President and Chief Executive Officer and an option award with a grant date fair value of $25,441 for service as a member of our Board.

(8)	Mr. Pete joined our company as Corporate Controller on June 6, 2016 and was appointed as our Interim Chief Financial Officer effective December 2, 2016.

(9)	Mr. Macemore resigned as our Chief Financial Officer effective December 2, 2016.

(10)
Pursuant to ASC Topic 718, the aggregate grant date fair value of these performance-based awards to Mr. Macemore and Mr. Larkin was $68,250 assuming that the highest level of performance conditions had been achieved.

(11)	Includes $7,950 of 401(k) employer matching contributions and $7,460 of long-term disability insurance and life insurance premiums.

(12)	Effective September 1, 2015, Mr. Macemore’s annual base salary was increased from $250,000 to $300,000.

(13)
Pursuant to ASC Topic 718, the aggregate grant date fair value of each of these performance-based awards to Mr. Macemore and Mr. Larkin was $106,500 assuming that the highest level of performance conditions had been achieved.

(14)	Includes $7,800 of 401(k) employer matching contributions and $8,138 of long-term disability insurance and life insurance premiums.

(15)	On March 8, 2016, Mr. Larkin’s title changed from Chief Operating Officer to Chief Revenue Officer. Mr. Larkin resigned as our Chief Revenue Officer effective January 10, 2017.

(16)	Includes $7,950 of 401(k) employer matching contributions and $12,023 of long-term disability insurance and life insurance premiums.

(17)	Includes $7,800 of 401(k) employer matching contributions and $11,421 of long-term disability insurance and life insurance premiums.

Agreements Involving Named Executive Officers

Suzanne Miglucci

In connection with Suzanne Miglucci’s appointment as President and Chief Executive Officer, we entered into an employment agreement with Ms. Miglucci, effective as of December 1, 2015, with a term of one year that renews automatically on an annual basis. Under the terms of the employment agreement, Ms. Miglucci received a signing bonus of $75,000 in December 2015 and received an initial annual base salary of $335,000. Ms. Miglucci also is entitled to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

In addition, Ms. Miglucci received, on the effective date of the employment agreement, an initial stock option to purchase 300,000 shares of our common stock. The award will vest over a two-year period, with 50% of the option award vesting on the grant date and an additional 25% of the option award vesting on each of the following two anniversaries of the grant date provided Ms. Miglucci remains continuously employed with us through each anniversary.

Pursuant to the employment agreement, if Ms. Miglucci’s employment is terminated by us without cause (as defined in the employment agreement) Ms. Miglucci will continue to receive her base salary at the time of termination for a period of one year from such termination (the “Termination Compensation”), so long as she complies with certain covenants in the employment agreement. If we experience a change of control (as defined in the employment agreement), Ms. Miglucci may voluntarily terminate her employment for good reason (as defined in the employment agreement) within six months after such change of control and be entitled to the Termination Compensation. During her employment with us and for a period of one year following termination of her employment, Ms. Miglucci is prohibited from competing with us or attempting to solicit our customers or employees.

Kyle S. Macemore

In connection with Mr. Macemore’s appointment as Senior Vice President and Chief Financial Officer, we entered into an employment agreement with Mr. Macemore effective as of August 5, 2013. The employment agreement had a term of one year and renewed automatically on an annual basis. Under the terms of his employment agreement, Mr. Macemore received an initial annual base salary of $250,000. In addition, Mr. Macemore received an initial stock option award to purchase 80,000 shares of stock of our company and an award of 80,000 shares of restricted stock. Each award vested over a three-year period, with 25% of the option award vesting on the grant date, 25% of the restricted stock award vesting on January 1, 2014, and 25% of each award vesting on each of the following three anniversary dates of the grant date. Mr. Macemore was also eligible for a bonus opportunity in 2013 under our company’s Corporate Incentive Plan of up to 75% of his base salary.  Mr. Macemore also had the right to receive such benefits as are made available to our other similarly-situated executive employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

On November 7, 2016, Mr. Macemore resigned as our Senior Vice President and Chief Financial Officer to accept a position with another company, effective December 2, 2016.

Steven M. Larkin

In connection with Mr. Larkin’s appointment as Chief Operating Officer, we entered into an employment agreement with Mr. Larkin effective as of May 6, 2013. On March 8, 2016, Mr. Larkin’s employment agreement was amended solely to change his title from Chief Operating Officer to Chief Revenue Officer. The employment agreement had a term of one year and renewed automatically on an annual basis. Under the terms of his employment agreement, Mr. Larkin received an initial annual base salary of $300,000. In addition, Mr. Larkin received an initial stock option award to purchase 100,000 shares of stock of our company and an initial award of 100,000 shares of restricted stock. Each award vested in four equal installments of one-fourth on each of the grant date and the first, second, and third anniversary of the grant date. Mr. Larkin was also eligible for a bonus opportunity in 2013 under our company’s Corporate Incentive Plan of up to 75% of his base salary and received a relocation allowance of up to $35,000, reimbursement of commuting expenses for lodging and travel during the first three months of his employment, and such benefits as are made available to our other employees, including, but not limited to, life, medical, and disability insurance, as well as retirement benefits.

Effective January 10, 2017, Mr. Larkin is no longer with our company. In connection with his departure, Mr. Larkin entered into a Separation of Employment Agreement (the “Separation Agreement”) dated March 9, 2017.

Under the Separation Agreement, in exchange for a standard release of employment claims, Mr. Larkin was entitled to receive severance in an amount equal to $125,000 (less applicable withholdings) on the first payroll date following March 19, 2017, and $65,000 (less applicable withholdings) payable in installments over three months. We also agreed to pay a lump sum for COBRA premiums (less an amount equal to the active employee contribution, if any) for coverage of Mr. Larkin and his eligible dependents for six months if Mr. Larkin timely and properly elects continuation coverage. We agreed to accelerate the vesting of 25,000 options previously granted to Mr. Larkin and to extend the exercise period of all of Mr. Larkin’s outstanding options to January 10, 2022. We also agreed to waive the forfeiture of 75,000 shares of restricted stock previously granted to Mr. Larkin and to cause the restrictions on such restricted stock to lapse effective January 10, 2017. The Separation Agreement contains certain confidentiality provisions and other customary terms and conditions. All of Mr. Larkin’s obligations under his Employment Agreement with the Company, dated May 6, 2013, as amended, regarding confidentiality, non-competition, proprietary information, publication, and related matters continue, except that the Separation Agreement slightly modified the non-competition provision.

2016 Senior Management Equity Incentive Program

On March 4, 2016, the Compensation Committee approved the 2016 Program with effect as of January 1, 2016. The 2016 Program supersedes and replaces all prior long-term incentive plans or programs.

The 2016 Program provides a long-term incentive opportunity for our executive officers and vice presidents (the “2016 Eligible Employees”) through grants of restricted stock awards with both performance and service measures. Achievement of a 2016 Eligible Employee’s performance measures are measured by the Compensation Committee as follows:  (i) 50% of each restricted stock award is based on the achievement of shared company goals regarding revenue, EBITDA and departmental budgets (the “Company Measures”), and (ii) 50% of each restricted stock award is based on the achievement of individual performance goals (the “Personal Measures”), both for the period from January 1, 2016 to December 31, 2016. We must achieve 100% of the Company Measures in order for 50% vesting of the restricted stock award. For the remaining 50% vesting of the restricted stock award, a 2016 Eligible Employee may achieve from 0% to 100% of his or her Personal Measures, and 50% of the amount of his or her restricted stock award is reduced by any performance that is measured below 100% accordingly.  If certain EBITDA or revenue thresholds are not achieved, 100% of the restricted stock awards are forfeited. The Personal Measures and Company Measures are determined by the Compensation Committee and may be modified by the Compensation Committee to reflect certain types of events as permitted by the 2008 Plan. In addition, a 2016 Eligible Employee must remain in continuous service until March 4, 2017 for restrictions to fully lapse.

Under the 2016 Program, the Compensation Committee granted the Chief Executive Officer 150,000 shares of restricted stock, the Chief Financial Officer and Chief Revenue Officer 75,000 shares of restricted stock, and each Vice President 35,000 shares of restricted stock. The 2016 Program also provides the Compensation Committee discretion to make additional equity compensation awards above the target award level in recognition of extraordinary performance. All awards granted pursuant to the 2016 Program were issued under and pursuant to the 2008 Plan and subject to the terms of our standard performance-based restricted stock award agreement.

For fiscal 2016, the Compensation Committee determined that, while the Company Measures had not been achieved, the Compensation Committee had not considered the impact of the sale of the Lulu Avenue business on the Company Measures. Therefore, as permitted by the 2016 Program, the Compensation Committee exercised its discretion to permit the vesting of the restricted stock awards based on the achievement of Personal Measures alone.  As a result, the Compensation Committee approved the lapse of restrictions on a total of 124,200 shares of restricted stock granted under the 2016 Program, including 67,500 of the 150,000 shares of restricted stock granted to Suzanne Miglucci, our Chief Executive Officer.  The remainder of the original awards of restricted stock was forfeited.  Clint Pete, our Interim Chief Financial Officer, was not eligible to participate in the 2016 Program as he was appointed to his current position too late in the year.

Outstanding Equity Awards at 2016 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Suzanne Miglucci	8/18/2015	30,991	-	$1.21	8/18/2025
12/1/2015		225,000	75,000	1.21	12/1/2025
3/4/2016								150,000	(3)	165,000

Steve M. Larkin	5/6/2013	100,000	-	4.04	5/6/2023(5)
9/9/2015		25,000	25,000	1.23	9/9/2025(5)
3/4/2016								75,000	(4)	82,500

Kyle S. Macemore	8/5/2013	80,000	-	6.04	3/2/2017
8/25/2014		75,000	25,000	2.21	3/2/2017
9/9/2015		25,000	25,000	1.23	3/2/2017
3/4/2016

Clint J. Pete	8/23/2016	-	20,000	1.29	8/23/2026

(1)
Option awards vest in four equal installments of one-fourth on each of the grant date and the first, second and third anniversary of the grant date, subject to the officer’s continued service to our company as of such dates.

(2)	The market value of shares that have not vested is based on a price of $1.10 per share (the closing price of our common stock as reported by NASDAQ on December 30, 2016).

(3)
The restrictions on the stock award lapse on March 4, 2017, subject to achievement of performance goals and to the officer’s continued service to our company as of such date.  The level of achievement of the performance goals under the 2016 Program as determined by the Compensation Committee is discussed above under the heading “2016 Senior Management Equity Incentive Program.”

(4)
The restrictions on the stock award lapse on March 4, 2017, subject to achievement of performance goals and to the officer’s continued service to our company as of such date.  The forfeiture of this award was waived as discussed above under the heading “Agreements Involving Named Executive Officers.”

(5)
As discussed above under the heading “Agreements Involving Named Executive Officers,” in connection with Mr. Larkin’s departure, the vesting of 25,000 options previously granted to Mr. Larkin was accelerated and the exercise period of all of Mr. Larkin’s outstanding options was extended to January 10, 2022.

Termination and Change of Control Arrangements

As discussed above in “Agreements Involving Named Executive Officers,” we have entered into agreements with certain of our named executive officers that provide for payments and benefits under specified circumstances to such named executive officers upon termination of employment and/or if we experience a change of control. In addition, the 2008 Plan provides for adjustments to or accelerated vesting of equity awards under specified circumstances, as described below.

The 2008 Plan provides that, in the event of a change of control of our company (as defined in the 2008 Plan), the Compensation Committee (taking into account any Internal Revenue Code Section 409A considerations) has sole discretion to determine the effect, if any, on an award, including, but not limited to, the vesting, earning, and/or exercisability of an award. The Compensation Committee’s discretion includes, but is not limited to, the determination that an award will vest, be earned, or become exercisable in whole or in part (and discretion to determine that exercise of an award must occur, if at all, within time period(s) specified by the Compensation Committee, after which time period(s) the award will, unless the Compensation Committee determines otherwise, terminate), will be assumed or substituted for another award, will be cancelled without the payment of consideration, will be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) will be taken with respect to the award. The Compensation Committee also has discretion to determine that acceleration or any other effect of a change of control on an award will be subject to both the occurrence of a change of control event and termination of employment or service of the participant. Any such determination of the Compensation Committee may be, but is not required to be, stated in an individual award agreement.

Cash Compensation and Value of Vesting Equity Table

The following table shows the actual cash compensation and value of vesting equity received for the years ended December 31, 2016 and 2015 by our named executive officers. We believe that this table is important in order to distinguish between the actual cash and vested value received by each named executive officer as opposed to the grant date fair value of equity awards as shown in the Summary Compensation Table.

Name and Principal Position	Year	Realized Salary ($)		Realized Bonus ($)		Realized Stock Awards ($)(1)	Realized Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Suzanne Miglucci	2016	$347,885		$-		$-	$-	$17,691	(3)	$365,576
President and Chief Executive Officer (2)	2015	22,413	(4)	75,000	(5)	-	-	-		97,413
Clint J. Pete	2016	99,718		-		-	-	-		99,718
Interim Chief Financial Officer and Corporate Controller(6)
Kyle S. Macemore	2016	292,168		-		105,420	-	15,410	(8)	412,998
Senior Vice President and Chief Financial Officer(7)	2015	265,192	(9)	-		33,200	-	15,938	(10)	314,330
Steven M. Larkin	2016	311,539		-		110,150	-	19,973	(12)	441,661
Chief Revenue Officer(11)	2015	300,000		-		35,500	-	19,221	(13)	354,721

(1)
Reflects the value of restricted stock awards and option awards, respectively, that vested in fiscal 2016 (regardless of when granted). The value of realized stock awards reflects the price of our common stock on each vesting date, and the value of realized option awards reflects the difference between the exercise price of the option awards and the price of our common stock on each vesting date.  The realized stock and option award amounts exclude any potential value that may be realized from vesting or any change in our company’s stock price after each vesting date (including any future value of “underwater” option awards that may become “in-the-money” after each vesting date).

(2)
Ms. Miglucci was appointed as a member of our Board on August 18, 2015 and as our President and Chief Executive Officer on December 1, 2015.  During Ms. Miglucci’s service as our President and Chief Executive Officer, she did not receive compensation for her service on our Board.

(3)	Includes $17,691 of long-term disability insurance and life insurance premiums.

(4)
Includes $18,038 received as salary for service as our President and Chief Executive Officer and $4,375 cash compensation for Board retainer fees received in 2015 prior to becoming our President and Chief Executive Officer.

(5)	Ms. Miglucci’s employment agreement entitled her to a one-time signing bonus of $75,000.

(6)	Mr. Pete joined our company as Corporate Controller on June 6, 2016 and was appointed as our Interim Chief Financial Officer effective December 2, 2016.

(7)	Mr. Macemore resigned as our Chief Financial Officer effective December 2, 2016.

(8)	Includes $7,950 of 401(k) employer matching contributions and $7,460 of long-term disability insurance and life insurance premiums.

(9)	Effective September 1, 2015, Mr. Macemore’s annual base salary was increased from $250,000 to $300,000.

(10)	Includes $7,800 of 401(k) employer matching contributions and $8,138 of long-term disability insurance and life insurance premiums.

(11)	On March 8, 2016, Mr. Larkin’s title changed from Chief Operating Officer to Chief Revenue Officer. Mr. Larkin resigned as our Chief Revenue Officer effective January 10, 2017.

(12)	Includes $7,950 of 401(k) employer matching contributions and $12,023 of long-term disability insurance and life insurance premiums.

(13)	Includes $7,800 of 401(k) employer matching contributions and $11,421 of long-term disability insurance and life insurance premiums.

Developments for 2017 Compensation

On February 23, 2017, the Compensation Committee approved the Charles & Colvard, Ltd. 2017 Senior Management Equity Incentive Program (the “2017 Program”), with effect as of January 1, 2017. The 2017 Program supersedes and replaces all prior long-term incentive plans or programs.

The 2017 Program provides a long-term incentive opportunity for our executive officers and vice presidents (the “Eligible Employees”) through grants of restricted stock awards with both performance and service measures. Achievement of an Eligible Employee’s performance measures will be measured by the Compensation Committee as follows: (i) 50% of each restricted stock award will be based on the achievement of shared company goals regarding revenue, EBITDA, and departmental budgets (the “2017 Company Measures”), and (ii) 50% of each restricted stock award will be based on the achievement of individual performance goals (the “2017 Personal Measures”), both for the period from January 1, 2017 to December 31, 2017. We must achieve 100% of the 2017 Company Measures in order for 50% vesting of the restricted stock award. For the remaining 50% vesting of the restricted stock award, an Eligible Employee may achieve from 0% to 100% of his or her 2017 Personal Measures, and 50% of the amount of his or her restricted stock award will be reduced by any performance that is measured below 100% accordingly. If certain EBITDA or revenue thresholds are not achieved, 100% of the restricted stock awards will be forfeited. The 2017 Personal Measures and 2017 Company Measures are determined by the Compensation Committee and may be modified by the Compensation Committee to reflect certain types of events as permitted by the 2008 Plan. In addition, an Eligible Employee must remain in continuous service until February 23, 2018 for restrictions to fully lapse.

Under the 2017 Program, the Compensation Committee has granted the Chief Executive Officer 150,000 shares of restricted stock, the Chief Financial Officer 75,000 shares of restricted stock, and each Vice President 35,000 shares of restricted stock. The 2017 Program also provides the Compensation Committee discretion to make additional equity compensation awards above the target award level in recognition of extraordinary performance. All awards granted pursuant to the 2017 Program are issued under and pursuant to the 2008 Plan and subject to the terms of our standard performance-based restricted stock award agreement.

2016 DIRECTOR COMPENSATION

The following table and narrative discussion summarize the compensation paid to our non-employee directors during the year ended December 31, 2016. None of our directors are party to any agreement or arrangement with a third party relating to compensation or other payment in connection with their candidacy or service as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Neal I. Goldman	$37,500	$59,168	$-	$93,668
Anne M. Butler	42,500	26,878	-	69,378
George R. Cattermole(2)	13,360	-	-	13,360
Jaqui Lividini	35,000	26,878	-	61,878
Ollin B. Sykes	50,000	26,878	-	76,878

(1)
The amounts shown in this column reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 of the option awards granted to each of our directors. The assumptions made in determining these values are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 10, 2017. As of December 31, 2016, the aggregate number of shares that were subject to option awards outstanding for each director was as follows: Mr. Goldman, 225,437; Ms. Butler, 81,950; Ms. Lividini, 76,445; and Mr. Sykes, 81,950.

(2)	Mr. Cattermole served as a director until the date of our 2016 Annual Meeting of the Shareholders.

Director Compensation Policy

On September 9, 2015, our Board adopted a revised director compensation policy, effective as of January 1, 2016, which provides that each designated non-management member of the Board will receive (i) an annual retainer of $30,000 to be paid in four quarterly installments in arrears, to be pro-rated as applicable; (ii) upon appointment to the Board to fill a vacancy, a stock option grant with a grant date value determined by the Board as appropriate considering the time remaining before re-election; and (iii) a stock option grant upon annual re-election as a director with a grant date value of $50,000, except for the Executive Chairperson, who will receive a stock option grant with a grant date value of $55,000.  Additionally, certain specific members of the Board will receive additional annual retainers, paid in four quarterly installments in arrears, pro-rated as applicable, in the following amounts: (i) the Executive Chairperson will receive $50,000, (ii) the Chairperson of the Audit Committee will receive $15,000, (iii) the Chairperson of the Compensation Committee and Nominating and Governance Committee will receive $7,500, and (iv) Board committee members (excluding the committee chairperson and Executive Chairperson of the Board) will receive $5,000.  On January 1 of each year, the Executive Chairperson will receive an additional stock option award with a grant date value of $50,000. Directors will not receive a fee for each Board or committee meeting, whether or not such meeting is in person or telephonic. Members of the Board may only receive retainers for serving as a member (including chairperson) of two board committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2016 with respect to compensation plans (including any individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	2,134,898	(2)	$1.99	2,333,229	(3)

Equity compensation plans not approved by security holders	-		$-	-

Total	2,134,898		$1.99	2,333,229

(1)	Refers to shares of our company’s common stock.

(2)	Includes shares issuable upon exercise of outstanding stock options under the 2008 Plan.

(3)	Includes shares remaining for future issuance under the 2008 Plan, all of which are available for issuance in the form of restricted stock or other stock-based awards.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of common stock as of March 31, 2017 by (i) each person known by us to own beneficially more than five percent of our company’s outstanding shares of common stock; (ii) each director and director nominee of our company; (iii) each named executive officer of our company; and (iv) all current directors and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Goldman Capital Management Inc.(3) 767 Third Ave. New York, NY 10017	1,344,494	6.2%
Neal I. Goldman(4)	2,107,338	9.6
Ollin B. Sykes(5)	1,169,688	5.4
Suzanne Miglucci(6)	538,491	2.5
Anne M. Butler(7)	442,946	2.0
Jaqui Lividini(8)	76,445	*
Kyle S. Macemore	148,000	*
Steven M. Larkin(9)	429,957	2.0
Clint J. Pete(10)	80,500	*
Directors and Executive Officers as a Group (6 persons)(11)	4,415,408	20.3

* Indicates less than one percent

(1)	Unless otherwise indicated, the address of each person is 170 Southport Drive, Morrisville, North Carolina 27560.

(2)
Based upon 21,629,685 shares of common stock outstanding on March 31, 2017. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of March 31, 2017 through the exercise of any stock options or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Neal I. Goldman, our Executive Chairman, is the President of Goldman Capital Management Inc., and consequently he may be deemed to be the beneficial owner of shares held by Goldman Capital Management Inc.

(4)
Includes (i) 225,437 shares subject to options exercisable within 60 days of March 31, 2017 and (ii) 1,344,494 shares held by Goldman Capital Management Inc. as described in footnote 3 above, over which Mr. Goldman has shared voting and investment power, 120,000 of which shares are held through Mr. Goldman’s IRA, and 417,407 of which shares are owned by Mr. Goldman.

(5)
Includes (i) 35,787 shares owned by Mr. Sykes’s spouse, over which Mr. Sykes has shared voting and investment power; (ii) 918 shares held by Sykesco Investment Partners, over which Mr. Sykes has shared voting and investment power; (iii) 81,950 shares subject to options exercisable within 60 days of March 31, 2017; (iv) 548,775 shares held by the Sykes & Company Profit Sharing Plan and Trust, of which Mr. Sykes is the trustee; and (v) 347,234 shares held in a margin account.

(6)
Includes (i) 255,991 shares subject to options exercisable within 60 days of March 31, 2017 and (ii) 150,000 shares held by Ms. Miglucci pursuant to restricted stock awards as to which restrictions had not lapsed as of March 31, 2017.

(7)	Includes 81,950 shares subject to options exercisable within 60 days of March 31, 2017.

(8)	Includes 76,445 shares subject to options exercisable within 60 days of March 31, 2017.

(9)	Includes 150,000 shares subject to options exercisable within 60 days of March 31, 2017.

(10)	Includes 75,000 shares held by Mr. Pete pursuant to restricted stock awards as to which restrictions had not lapsed as of March 31, 2017.

(11)
For all current directors and executive officers as a group, includes a total of 721,773 shares subject to options exercisable within 60 days of March 31, 2017 and 225,000 shares held pursuant to restricted stock awards as to which restrictions had not lapsed as of March 31, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and certain officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a practical matter, we assist our directors and officers by completing and filing Section 16(a) reports on their behalf based on information they provide to us. Based solely on a review of the reports that were filed and written representations that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed by Section 16(a) during 2016 were filed on a timely basis, except that Neal I. Goldman, our Executive Chairman, failed to timely file a Form 4 for 44,642 shares of common stock subject to an option granted on January 1, 2016.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed BDO USA, LLP (“BDO”) as our company’s independent registered public accounting firm for the year ending December 31, 2017, subject to ratification by our shareholders. Although shareholder ratification of the appointment of BDO is not required by law, we desire to solicit such ratification as a matter of good corporate governance. If the appointment of BDO is not approved by a majority of the shares cast at the Annual Meeting, the Audit Committee will consider the appointment of another independent registered public accounting firm for fiscal 2017. BDO has acted as our independent registered public accounting firm since December 2010. Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Principal Accountant Fee Information

For the fiscal years ended December 31, 2015 and 2016, fees billed for services provided by BDO are as follows:

	Amount of Fees
Type of Service	2015	2016
Audit Fees	$154,000	$159,000
Audit-Related Fees	-	-
Tax Fees	17,000	19,000
All Other Fees	-	-
Totals	$171,000	178,000

Audit Fees. This category includes fees billed for the fiscal years shown for professional services for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes fees billed in the fiscal years shown for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.” There were no “Audit-Related Fees” billed to us in 2015 or 2016.

Tax Fees. This category includes fees billed in the fiscal years shown for professional services for tax compliance, tax advice, and tax planning.

All Other Fees. This category includes fees billed in the fiscal years shown for products and services provided by the principal accountant that are not reported in any other category. There were no “All Other Fees” billed to us in 2015 or 2016.

The Board has adopted an Audit Committee Pre-Approval Policy. Pursuant to the Pre-Approval Policy, all new projects (and fees) relating to our independent registered public accounting firm either must be authorized in advance under the general pre-approval guidelines set forth in the Pre-Approval Policy or specifically approved in advance by the full Audit Committee. General pre-approval under the policy is provided for 12 months (unless the Audit Committee specifically provides for a different period), is limited to certain projects listed in the policy, and is subject to meeting a specific budget for each project, which budget is contained in the policy. Any project that falls within the scope of the general pre-approval guidelines but exceeds the budgetary limit up to $10,000 may be approved by the Chairperson of the Audit Committee or his or her designee, while all other projects must be specifically approved by the full Audit Committee. There were no new projects authorized in 2016.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 3

ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our strategic and operational goals and the achievement of increased shareholder value. We believe that our compensation policies and procedures reward executive officers for both their performance and our company’s performance, and we believe such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our shareholders.

As required by Section 14A of the Exchange Act, we are providing our shareholders with an advisory (nonbinding) vote to approve the compensation of our executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative disclosure.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in this proxy statement, including in the compensation tables and narrative disclosure, as well as the following factors:

•	Compensation decisions for our Chief Executive Officer and other named executive officers are made by a committee of independent directors.

•
A substantial portion of our executive officers’ compensation is in the form of equity, which aligns our executive officers’ interests with those of our shareholders and incentivizes our executive officers to create shareholder value.

•
The Compensation Committee attempts to set challenging performance goals under our company’s equity incentive programs, as demonstrated by the fact that the executive officers participating in the 2016 Program did not achieve the shared company goals or 100% of their individual performance goals.

Because your vote is advisory, it will not be binding upon the Board, it will not overrule any decision by the Board, and it will not create or imply any additional fiduciary duties on the Board or any of its members. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the proxies named on the enclosed proxy card to vote said proxy in accordance with their judgment in such matters.

SHAREHOLDER PROPOSALS

Under certain conditions, shareholders may request us to include a proposal for action at a forthcoming meeting of our shareholders in the proxy materials for such meeting. All shareholder proposals intended to be presented at our 2018 Annual Meeting of Shareholders must be received by us no later than December 20, 2017 for inclusion in the proxy statement and proxy card relating to such meeting.

In addition, if a shareholder desires to make a proposal from the floor during the meeting, even if such proposal is not to be included in our proxy statement, the Bylaws provide that the shareholder must deliver or mail timely written notice of the proposal to our Corporate Secretary. Notice will be considered timely if it is delivered or mailed to and received at our principal executive office between January 19, 2018 and February 19, 2018, which is not more than 90 calendar days and not fewer than 60 calendar days prior to the one year anniversary of the date of the Notice of Annual Meeting of Shareholders for the immediately preceding annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days or delayed by more than 60 days from the one year anniversary of the previous year’s annual meeting of shareholders, notice by a shareholder to be timely must be received no earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was first made, whichever occurs first. To be properly brought before an annual meeting, a shareholder’s notice must set forth (in addition to any information required by applicable law) (i) a description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on our company’s books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf such proposal is made; (iii) the class and number of shares of our company that are beneficially owned by the shareholder and the beneficial owner on whose behalf the proposal is made; (iv) any material interest, direct or indirect, of the shareholder and such beneficial owner in such business; and (v) a representation that the shareholder is a holder of record of shares of our company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. If written notice is not timely given, the shareholder proposal will be considered untimely and we may exclude the proposal from consideration at the meeting. If the proposal is permitted to be considered at the meeting, the proxies appointed pursuant to the proxy cards will have discretionary authority to vote for or against the proposal even if the proposal was not discussed in the proxy statement.

ADDITIONAL INFORMATION

Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules, are available on our website at http://ir.charlesandcolvard.com/reports/  and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Investor Relations, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2017 Annual Meeting of Shareholders will be held at the offices of Charles & Colvard, Ltd. located at 170 Southport Drive, Morrisville, North Carolina 27560, on Wednesday, May 17, 2017 at 10:00 a.m., Eastern Daylight Savings Time. Requests for directions to the meeting location may be directed to Investor Relations, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560.

By Order of the Board of Directors,
Neal I. Goldman
Executive Chairman
April 19, 2017